Exhibit 99.1

NewsRelease
NYSE: WMB
Date: Jan. 19, 2010
Williams, Williams Partners Announce Strategic Restructuring to Drive Growth, Value
•	Williams to modify and accelerate its MLP strategy; contribute its premier interstate gas pipeline, domestic midstream assets and interests to Williams Partners in $12 billion restructuring

•	Williams Partners to become leading diversified MLP with approximately $2 billion of 2010 segment profit plus DD&A (forecast pro-forma) and strong growth outlook

•	Williams to own approximately 80% of new, much larger Williams Partners, up from 24% of current partnership

•	New structure to significantly enhance growth prospects for both Williams and Williams Partners:
o	New self-funding Williams Partners will have reliable access to capital markets, lower capital costs, and greater ability to pursue development projects and acquisitions; expects investment-grade credit ratings

o	Williams can allocate more capital to exploration and production business for growth and diversification; expects to retain investment-grade credit ratings
•	Williams’ previous ‘09-‘11 recurring guidance is unchanged; Williams Partners announces distribution increase, 2010-11 guidance with ’09 guidance unchanged
          TULSA, Okla. – Williams (NYSE: WMB) and Williams Partners L.P. (NYSE: WPZ) today announced that Williams plans to contribute its gas pipeline and domestic midstream businesses plus its limited- and general-partner interests in Williams Pipeline Partners L.P. (NYSE: WMZ) into Williams Partners. The partnership-transforming restructuring is valued at approximately $12 billion.
          The restructuring transactions have been approved by Williams’ Board of Directors and the Board of Directors of the general partner of Williams Partners. The Board of Directors of the general partner of Williams Partners acted upon the recommendation of its independent Conflicts Committee.
          The restructuring is intended to drive additional growth and value for Williams’ shareholders and Williams Partners’ unitholders. The moves will result in two well-capitalized entities that are better positioned to pursue value-adding growth strategies; both expect to have investment-grade credit ratings.
          Following the closing of the asset contribution transactions, Williams Partners intends to make an exchange offer for the publicly held units of Williams Pipeline Partners.
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CEO Comments
          “The goal of this strategic restructuring is simple: drive more value-creating growth across our natural gas businesses,” said Steve Malcolm, chairman, president and chief executive officer.
          “As a large, diversified MLP with expected investment-grade credit ratings, Williams Partners will have significantly enhanced access to capital sources. It will be able to self-fund our Gas Pipeline and Midstream growth – both organically and through third-party acquisitions.
          “With the partnership funding the gas pipeline and midstream businesses, we will have additional capital at the parent-company level to allocate to our exploration and production business,” Malcolm said. “The result is a structure that will deliver the most value to Williams’ shareholders and Williams Partners’ unitholders.
          “The enhanced opportunities for growth across all of our businesses will also help bolster the country’s critically important natural gas infrastructure – from production and processing in key growth basins to end-user delivery,” Malcolm said. “As the cleanest burning fossil fuel that is also abundant domestically, natural gas will play an important role in both creating jobs and securing the energy future of our country.”
Transaction Terms and Details
          The gas pipeline assets Williams will contribute to Williams Partners include 100 percent of Transcontinental Gas Pipe Line Company, 65 percent of Northwest Pipeline, and 24.5 percent of Gulfstream Pipeline. Williams will also contribute its general-partner and limited-partner interests in Williams Pipeline Partners, which owns the remaining 35 percent of Northwest Pipeline.
          The midstream assets Williams will contribute include its significant, large-scale operations in the Rocky Mountain and Gulf Coast regions, as well as its recently added business in Pennsylvania’s Marcellus Shale. These assets encompass seven processing trains totaling 2.3 billion cubic feet per day (Bcfd) of capacity in the Rockies and four processing trains on the Gulf Coast. The Gulf Coast processing trains are integrated with five major deepwater oil and gas pipeline systems and two production handling platforms to serve producers in the deepwater Gulf of Mexico. The midstream assets will also include various equity investments in domestic processing and fractionation assets.
          As consideration for the asset contributions, Williams will receive from Williams Partners cash proceeds of approximately $3.5 billion, less Williams Partners’ transaction fees and expenses, plus 203 million Williams Partners limited-partner units and will maintain its 2-percent general-partner interest. Williams Partners also will assume approximately $2 billion of existing debt associated with the gas pipeline assets.
          This transaction is expected to be immediately accretive to Williams Partners’ distributable cash flow per L.P. unit and is expected to have no material effect on Williams’ previous 2009-11 guidance for recurring earnings or cash flows. Williams expects this restructuring will increase recurring earnings and cash flow in the future as it will be able to pursue a greater number of investment and growth opportunities.
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Williams Partners to Become Significantly Larger, Self-Funding MLP
          Once the transactions are complete, Williams Partners will be a leading diversified master limited partnership. The more robust partnership, with expected investment-grade credit ratings, will be self-funding with its own retained cash flows and enhanced access to debt and MLP equity markets.
          The partnership will benefit from an asset portfolio that includes large-scale, stable interstate natural gas pipelines and a substantial suite of geographically diverse midstream assets. This portfolio of best-in-class gas pipeline and midstream assets also includes a large number of attractive development projects and business opportunities.
          Williams Partners expects to be well-positioned to pursue both asset and business acquisition opportunities.
Additional Benefits to Williams Partners
Additional benefits to Williams Partners and its unitholders include:
•	Reduced business risk as a result of the substantial increase in the size and proportion of fee-based cash flows, including the stable earnings of the interstate gas pipeline business

•	An expected initial 3.5-percent increase in the regular quarterly distribution per LP unit, from $0.635 to $0.6575, beginning with the distribution for first-quarter 2010

•	A strong 2010 pro-forma distribution coverage ratio of 1.3x at guidance midpoint

•	An enhanced outlook for future distribution growth
CEO Comments on Benefits to Williams Partners
          “We expect the initial accretion following closing of the transactions to allow us to raise Williams Partners’ quarterly cash distribution as well as increase the partnership’s peer-leading 2010 distribution coverage ratio to 1.3x at our guidance midpoint,” Malcolm said.
          “With our increased size and scale, Williams Partners will now be better positioned to compete with the largest MLPs on attractive growth projects, providing a clear path for additional future value creation and distribution growth for our unitholders,” Malcolm said.
Williams’ Corporate Structure Simplified
          Upon completion of the transactions, Williams will continue to be an integrated natural gas company, but with a simplified corporate structure.
          Williams will retain its full ownership and control of the general partner of Williams Partners. The restructuring will increase Williams’ combined general-partner and limited-partner ownership interest in Williams Partners to approximately 84 percent. Williams’ total ownership will decline to approximately 80 percent
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assuming the successful completion of the exchange offer for Williams Pipeline Partners’ publicly held units, which is detailed later in this press release. Williams’ current total ownership of Williams Partners is 24 percent.
          The company intends to hold all of its limited-partner and general-partner units for the long term. Williams expects the percentage of its limited-partner ownership interest to decline over time as Williams Partners issues new LP units to the public to finance growth.
          At the parent level, Williams will continue to focus on the success of Williams Partners, given its large ownership position, and its preeminent exploration and production business. Williams is the tenth largest natural gas producer in the United States and its primary production areas are in the Piceance, Powder River, San Juan and Fort Worth basins. Williams also has a growing position in the Marcellus Shale in the Appalachian Basin where it recently began operations.
          Williams will retain the Olefins and Canadian midstream businesses at the parent level, where it plans to continue pursuing growth opportunities. In addition, it will retain the remaining 25.5-percent interest in Gulfstream. Williams is retaining this interest in accordance with certain limitations in Gulfstream’s governing documents. This interest would be eligible for contribution to Williams Partners in the future.
Additional Benefits to Williams
The restructuring offers Williams and its shareholders a number of other benefits, including:
•	Greater ability to create value via organic growth projects and acquisitions in the gas pipeline and midstream businesses because of more reliable access to debt and MLP equity markets and lower capital costs

•	Higher capital allocation for E&P growth opportunities, funded from:
o	Excess cash on hand

o	Strong future cash flows via regular common unit and incentive distributions from a much larger Williams Partners

o	Additional capital made available from Williams Partners’ funding of Gas Pipeline and Midstream
•	A simplified valuation for investors with a new, streamlined corporate structure that allows for a separate public valuation for Gas Pipeline and Midstream through Williams Partners

•	Clarification of Williams’ MLP strategy and avoidance of higher costs and management time associated with a series of drop-down transactions over a longer period

•	Preservation of Williams’ scale, earnings, cash flows and control of assets
Financial Segment Reporting to Change, Consolidated Reporting Unchanged
          As a result of the restructuring, Williams will change its financial-segment reporting structure to align with the new parent-level focus, resource allocation management and related governance provisions. Beginning
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with reporting in first-quarter 2010, Williams’ business segments for financial reporting will be Williams Partners, Exploration & Production and Other. The company’s consolidated financial reporting will be unchanged.
          Exploration & Production will include the former Gas Marketing segment and the Other segment will include the Canadian and Olefins midstream businesses and the retained 25.5-percent interest in Gulfstream.
          For Williams Partners’ reporting, its business segments will be Gas Pipeline and Midstream.
No Substantial Changes to Management Structures
          The underlying operating management structure at Williams is unchanged. Williams’ senior management will also continue to lead Williams Partners, given the partnership’s importance to Williams. Senior management providing services to both entities will be as follows:
•	Steve Malcolm will continue to serve as chairman, a director, chief executive officer and president of Williams and chairman and CEO of the general partner of Williams Partners.

•	Don Chappel will continue to serve as senior vice president and chief financial officer of Williams and as CFO and a director of the GP of Williams Partners.

•	Alan Armstrong will continue to serve as senior vice president and president of Midstream for Williams and as a director for the GP of Williams Partners. Upon closing of the asset contribution transactions, he will resign his current position as chief operating officer of Williams Partners to serve as senior vice president and president of Midstream for the GP of the partnership.

•	Phil Wright will continue to serve as senior vice president and president of Gas Pipeline for Williams. Upon closing of the asset contribution transactions, he will also serve as senior vice president and president of Gas Pipeline for the GP of Williams Partners and will replace Rod Sailor as one of Williams’ internal directors of the GP of Williams Partners. Sailor will continue to serve as vice president and treasurer of Williams and treasurer of the GP of Williams Partners.

•	Jim Bender will continue to serve as senior vice president and general counsel of Williams and general counsel of the GP of Williams Partners.
Williams Partners to Fund Transaction with Private Bond Offering, Establish New Credit Facility
          Williams Partners plans to fund the cash portion of the transaction through a private placement of debt securities. Williams Partners has also secured an underwritten commitment from Citi and Barclays Capital for a new $1.5 billion three-year credit facility. This new facility will provide a significant increase in the partnership’s liquidity from its existing $450 million credit facility.
          Williams Partners has reviewed its pro forma capital structure with the rating agencies. The partnership expects to achieve investment-grade credit ratings following the completion of the asset contributions and related bond offering.
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Williams Tender Offer for Debt
          In connection with the restructuring, Williams intends to commence a cash tender offer for up to $3.0 billion in aggregate principal amount of its corporate debt. Williams expects to fund the bond tender offer principally with the cash proceeds it receives from Williams Partners as consideration for the transaction, and, if necessary, cash on hand.
          Williams has reviewed its pro forma capital structure with the rating agencies and expects to retain its investment-grade ratings following the closing of asset contributions and related bond tender offer.
          Williams intends to reduce the size of its senior unsecured credit facility that expires in May 2012 to approximately $900 million, as Williams Partners will be funding Gas Pipeline and Midstream capital projects. Williams will continue to enjoy the benefits of its other unsecured credit facility that expires in December 2013, which is used to facilitate its natural gas production hedging.
          The asset contribution transactions, Williams’ bond tender offer and Williams Partners’ bond offering are expected to close in the first quarter of 2010.
Williams Partners’ Exchange Offer for Williams Pipeline Partners
          Williams Partners intends to launch an exchange offer for the publicly held units of Williams Pipeline Partners at a future date following the closing of the asset contribution transactions.
          Williams Partners will offer a fixed exchange ratio of 0.7584 of its common units for each Williams Pipeline Partners common unit. The ratio is based on Friday, Jan. 15 closing prices on the New York Stock Exchange of $23.35 for Williams Pipeline Partners and $30.79 for Williams Partners.
          The exact timing of the launch will be based upon the filing of necessary offering documents with the Securities and Exchange Commission and upon market conditions. The terms of the exchange offer will be fully described in those documents.
          The asset contribution transaction, the related Williams bond tender and the Williams Partners bond offering are independent of and not conditioned on the successful completion of the Williams Pipeline Partners exchange offer.
Williams’ 2009-11 Guidance Unchanged
          Williams’ previous 2009-11 guidance for recurring earnings, cash flow and capital expenditures, which was issued on Oct. 29, 2009, is unchanged. The company will provide an update of its 2010-11 outlook when it reports year-end 2009 earnings on Feb. 18.
          In conjunction with the restructuring transactions, Williams expects to incur estimated nonrecurring charges totaling approximately $425 million, net of tax, in the first quarter of 2010. These are comprised primarily of costs associated with its debt tender offer, including the market-value premium. The company
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expects lower annual interest expenses associated with the new Williams Partners bond offering to substantially offset the economic effect of the market-value premium over book value.
Williams Partners Announces New 2010-11 Guidance, 2009 Guidance Unchanged
          Williams Partners’ previous 2009 guidance for distributable cash flow and cash distribution coverage ratio, which was issued on Oct. 29, 2009, is unchanged.
          Williams Partners is providing its initial 2010-11 guidance and related commodity price assumptions for the post-restructuring partnership in the following chart. The guidance for 2010 is pro-forma for a full year of the partnership in its post-restructuring form.
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Commodity Price Assumptions and
Average NGL Margins

	2010						2011
	Low		Midpoint		High		Low		Midpoint		High

Natural Gas ($/MMBtu):
NYMEX	$4.50		$5.75		$7.00		$5.00		$6.50		$8.00
Rockies	$3.90		$5.00		$6.10		$4.35		$5.65		$6.95
San Juan	$4.05		$5.15		$6.25		$4.50		$5.85		$7.20

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$60		$75		$90		$65		$80		$95
Crude to Gas Ratio	12.9	x	13.1	x	13.3	x	11.9	x	12.5	x	13.0	x
NGL to Crude Oil Relationship*	53%		56%		59%		53%		55%		57%

Average NGL Margins ($ per gallon)	$0.35		$0.51		$0.67		$0.38		$0.51		$0.64
Williams Partners Pro-Forma Guidance
Note: Pro-forma guidance for 2010 assumes full
year in post-restructuring form.

	Low		Midpoint		High		Low		Midpoint		High

Distributable Cash Flow (in millions)	$970		$1,225		$1,480		$1,085		$1,315		$1,540
Cash Distributions per LP Unit	$2.63		$2.63		$2.63		TBD		TBD		TBD

Cash Distribution Coverage Ratio**	1.1	x	1.3	x	1.6	x	1.2	x	1.4	x	1.7	x

Segment Profit (in millions):
Midstream	$575		$800		$1,025		$675		$875		$1,075
Gas Pipeline	610		635		660		650		670		690

Total Segment Profit	$1,185		$1,435		$1,685		$1,325		$1,545		$1,765

Segment Profit + DD&A (in millions):
Midstream	$790		$1,025		$1,260		$910		$1,120		$1,330
Gas Pipeline	950		985		1,020		1,000		1,030		1,060

Total Segment Profit + DD&A	$1,740		$2,010		$2,280		$1,910		$2,150		$2,390

Capital Expenditures (in millions):
Maintenance	$290		$310		$330		$300		$320		$340
Growth	560		665		770		375		455		535

Total Capital Expenditures	$850		$975		$1,100		$675		$775		$875

*	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

**	The Cash Distribution Coverage ratio in the chart for 2011 is based on the Cash Distribution per LP unit level for 2010.
Financial and Legal Advisors
     Williams’ legal advisor is Gibson Dunn & Crutcher LLP and financial advisors are Barclays Capital and Citi. The Williams Partners Conflicts Committee’s legal advisor is Baker Botts L.L.P. and its financial advisor is Tudor, Pickering, Holt & Co. Securities, Inc..
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Investor/Analyst Call Details
          Management will discuss the restructuring during a live webcast beginning at 10 a.m. EST today. Participants are encouraged to access the webcast at www.williams.com or www.williamslp.com. Slides are now available for viewing, downloading and printing on both web sites.
          A limited number of phone lines also will be available at (888) 503-8171. International callers should dial (719) 457-2646.
About Williams (NYSE: WMB)
Williams, through its subsidiaries, finds, produces, gathers, processes and transports natural gas. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, and Eastern Seaboard. More information is available at http://www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Travis Campbell
Williams (investor relations)
(918) 573-2944

Richard George
Williams (investor relations)
(918) 573-2679

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s
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beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Estimates of proved gas and oil reserves;

•	Reserve potential;
•	Development drilling potential;
•	Cash flow from operations or results of operations;
•	Seasonality of certain business segments;
•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;
•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism; and
•	Additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 25, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations and results of operations;
•	The levels of cash distributions to unitholders;
•	Seasonality of certain business segments; and
•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be
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materially different from those stated or implied in this report. Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. The reader should carefully consider the risk factors discussed below in addition to the other information in this report. If any of the following risks were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline and unitholders could lose all or part of their investment. Many of the factors that could adversely affect our business, results of operations and financial condition are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;
•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation and rate proceedings;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risks of our customers;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.
Important Information
This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell units of Williams Partners L.P. (“WPZ”) or Williams Pipeline Partners L.P. (“WMZ”). WPZ intends to file a registration statement and tender offer documents with the Securities and Exchange Commission (“SEC”) in connection with the proposed exchange offer for the outstanding common units of WMZ. WMZ unit holders should read those filings, and any other relevant documents filed with the SEC in connection with the proposed transaction, because they will contain important information. Those documents, when filed, may be obtained without charge at the SEC’s website at www.sec.gov. Such documents may also be obtained without charge from WPZ by directing such request to: Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations.
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